EXHIBIT (f)

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby authorizes and appoints any person listed below or Jean-Pierre Sbraire, Chief Financial Officer of TotalEnergies SE, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, to act, without any other, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all Post-Effective Amendments to Registration Statement on Form F-6 (including under any other appropriate Form) of TotalEnergies SE, a French societas europaea, relating to the registration under the U.S. Securities Act of 1933, as amended, of depositary shares evidenced by American depositary receipts of TotalEnergies SE, and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, or any state regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection with the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the dates noted below.

Date: July 26, 2021	By:	/s/ Patrick Pouyanné
	Name:	Patrick Pouyanné
	Title:	Chairman and Chief Executive Officer

Date: July 27, 2021	By:	/s/ Jacques Aschenbroich
	Name:	Jacques Aschenbroich
	Title:	Director

Date: , 2021	By:
	Name:	Patricia Barbizet
	Title:	Director

Date: , 2021	By:
	Name:	Marie-Christine Coisne-Roquette
	Title:	Director

Date: July 27, 2021	By:	/s/ Jérôme Contamine
	Name:	Jérôme Contamine
	Title:	Director

Date: July 28, 2021	By:	/s/ Lise Croteau
	Name:	Lise Croteau
	Title:	Director

Date: , 2021	By:
	Name:	Mark Cutifani
	Title:	Director

Date: July 27, 2021	By:	/s/ Valérie Della Puppa Tibi
	Name:	Valérie Della Puppa Tibi
	Title:	Director

Date: July 28, 2021	By:	/s/ Romain Garcia-Ivaldi
	Name:	Romain Garcia-Ivaldi
	Title:	Director

Date: July 27, 2021	By:	/s/ Maria van der Hoeven
	Name:	Maria van der Hoeven
	Title:	Director

Date: July 27, 2021	By:	/s/ Glenn Hubbard
	Name:	Glenn Hubbard
	Title:	Director

Date: , 2021	By:
	Name:	Anne-Marie Idrac
	Title:	Director

Date: July 27, 2021	By:	/s/ Jean Lemierre
	Name:	Jean Lemierre
	Title:	Director

Date: July 27, 2021	By:	/s/ Angel Pobo
	Name:	Angel Pobo
	Title:	Director

Date: July 27, 2021	By:	/s/ Frédéric Agnès
	Name:	Frédéric Agnès
	Title:	Chief Accounting Officer

Date: July 27, 2021	By:	/s/ Robert O. Hammond
	Name:	Robert O. Hammond
	Title:	Authorized Representative in the United States